                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                                    [ ] Confidential, for Use of
[X]  Definitive Proxy Statement                                         the Commission Only
[ ]  Definitive Additional Materials                                    as permitted by Rule 14a-
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12      6(e)(2))



                             CRYENCO SCIENCES, INC.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of filing fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

        (2)      Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

        (5)      Total fee paid:

-------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount Previously Paid:

-------------------------------------------------------------------------------

        (2)      Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

        (3)      Filing Party:

-------------------------------------------------------------------------------

        (4)      Date Filed:

-------------------------------------------------------------------------------

                             CRYENCO SCIENCES, INC.
                               3811 JOLIET STREET
                             DENVER, COLORADO 80239

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 23, 1997

                                -----------------

To the Stockholders of CRYENCO SCIENCES, INC.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cryenco Sciences, Inc. (the "Company") will be held on Thursday, January 23, 1997 at 11:00 a.m. local time at the Princeton Club, 15 West 43rd Street, New York, New York 10036, for the following purposes:

                1. to elect a board of five directors;

                2. to ratify the appointment of Ernst & Young LLP as independent auditors for the 1997 fiscal year; and

                3. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

           The close of business on December 11, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours at the offices of the Company for the ten-day period prior to the meeting.

           YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                    By Order of the Board of
                                                    Directors,

                                                    James A. Raabe
                                                    Secretary

Denver, Colorado
December 18, 1996

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             CRYENCO SCIENCES, INC.

                                -----------------

                                 PROXY STATEMENT

                                -----------------

INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cryenco Sciences, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036, on
January 23, 1997 at 11:00 a.m. local time, and at any adjournment or adjournments thereof. The Company operates primarily through its wholly-owned subsidiary, Cryenco, Inc. Except where otherwise indicated, references to the Company include its consolidated subsidiary.

         All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

         The mailing address of the Company's principal executive offices is 3811 Joliet Street, Denver, Colorado 80239. This Proxy Statement and the accompanying proxy card are being mailed to stockholders of the Company on or about December 18, 1996.

         Only holders of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), of record at the close of business on December 11, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 6,996,997 shares of Common Stock outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of the Record Date (except as otherwise footnoted below) as to shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

                                                                             Shares                  Percentage
                                                                             owned                 of Outstanding
               Name and Address                                          Beneficially (1)         Common Stock (2)
              -------------------                                        ----------------         ----------------
Mezzanine Capital Corporation Limited
  (in liquidation) (3)(4)(5).........................................           745,645                 10.6%
   c/o Capital House
   Administrators (CI) Limited
   P.O. Box 189
   Bath Street, St. Helier
   Jersey Channel Islands

Alfred Schechter(6)(7)...............................................           300,853                  4.2%
   c/o Charterhouse Group International, Inc.
   535 Madison Avenue
   New York, NY 10022-4299

Don M. Harwell(8)....................................................           599,193                  8.5%
   12 Glenmoore Circle
   Cherry Hills Village, Colorado  80110

Globe Venture Nominees Limited, on behalf of.........................            55,100                    *
   The Mineworkers' Pension Scheme and
   The British Coal Staff Superannuation Scheme(9)
   Hobard House, Grosvenor Place
   London, SW1X 7AD, England

Electra Investment Trust P.L.C.(9)...................................           165,709                   2.4%
   Electra House, Temple Place,
   Victoria Embankment
   London WC2R 3HP, England

Slough Parks Holdings Incorporated(9)................................            55,100                    *
   33 West Monroe Street, Suite 2610
   Chicago, Illinois 60603-2409

Mezzanine Capital Corporation Limited (3)(9).........................            13,750                    *
   85 Watling Street
   London EC4M 9BJ, England

Charterhouse Finance Corporation Limited(9)..........................            22,080                    *
   c/o Charterhouse Group International, Inc.
   535 Madison Avenue
   New York, NY 10022-4299

                                                                             Shares                    Percentage
                                                                             owned                   of Outstanding
               Name and Address                                          Beneficially(1)           Common Stock (2)
               ----------------                                          ---------------           ----------------
Merifin Capital N.V.(9)..............................................           127,169                   1.8%
   c/o Finabel S.A.
   254 Route de Lausanne
   CH-1292 Geneva-Chambesy
   Switzerland

Charterhouse Group International, Inc.(4)(6)(9)......................           206,650                   3.0%
   535 Madison Avenue
   New York, NY 10022-4299

Jerome L. Katz(6)....................................................           126,356                   1.8%
   c/o Charterhouse Group International, Inc.
   535 Madison Avenue
   New York, NY 10022-4299

Zesiger Capital Group LLC(10)........................................         1,126,480                  16.1%
   320 Park Avenue
   New York, NY  10022

* Less than 1%

(1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares.

(2) For purposes of calculating the percentage of Common Stock owned by each stockholder listed in this table, shares beneficially owned and issuable upon the exercise of warrants and options owned by such stockholder exercisable within 60 days of the Record Date have been deemed to be outstanding with respect to such stockholder.

(3) Mezzanine Capital Corporation Limited (in liquidation), a Cayman Islands corporation ("MCC"), is a separate and distinct corporation from Mezzanine Capital Corporation Limited, a corporation organized under the laws of England and Wales ("Mezzanine") (referred to in this table below).

(4) Charterhouse Group International, Inc. ("Charterhouse") is a party to an investment advisory agreement with MCC pursuant to which Charterhouse provides investment advice to MCC, including advice as to its investment in the Common Stock, but does not have the power to vote or dispose of any such investment on MCC's behalf. By reason of the foregoing, Charterhouse may be considered to have shared power to vote and dispose of the shares of Common Stock held by MCC and, therefore, for purposes of the Securities and Exchange Commission (the "Commission") regulations, may be deemed to be the beneficial owner of those shares. Charterhouse disclaims beneficial ownership of the shares of Common Stock held by MCC.

(5) Includes 45,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants.

(6) Messrs. Schechter and Katz are directors of Charterhouse and Mr. Katz is an officer of Charterhouse. Both disclaim ownership of the shares of Common Stock of which Charterhouse may be deemed to be the beneficial owner.

(7) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants and 27,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to The Schechter Foundation, Inc. (the "Schechter Foundation"). Mr. Schechter is the president of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.

(8) Includes 75,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 10,000 shares of Common Stock which Mr. Harwell gifted to The Harwell Family Foundation (the "Harwell Foundation"). Mr. Harwell is a director of the Harwell Foundation and retains voting and dispositive power with respect to the gifted shares. Mr. Harwell has no beneficial interest in the Harwell Foundation and he disclaims beneficial ownership of the gifted shares. The foregoing is based upon information set forth in Amendment No. 3 to
        Schedule 13G, dated February 13, 1996, filed with the Commission by Mr. Harwell.

(9) Charterhouse holds no shares of Common Stock in its own name. Charterhouse is a party to investment management agreements with Electra Investment Trust P.L.C. ("Electra"), Globe Venture Nominees Limited ("Globe"), Slough Parks Holdings Incorporated ("Slough"), Mezzanine, Charterhouse Finance Corporation Limited ("CFC"), and Merifin Capital N.V. ("Merifin"), pursuant to which Charterhouse manages certain investments, including the investment in a portion of the shares of Common Stock referred to above, on behalf of these companies. In connection therewith, Charterhouse was granted authority to vote and dispose of these investments. However, the above referenced companies also retained voting and dispositive power with respect to these investments. For purposes of the Commission regulations, Charterhouse may be deemed to be the beneficial owner of those shares (an aggregate of 206,650 shares or 3.0% of the issued and outstanding shares of Common Stock). Electra, Globe, Slough, Merifin and CFC (which owns non-voting stock) own, in the aggregate, 78.5% of the issued and outstanding shares of capital stock of Charterhouse and each of Electra, Globe, Merifin and Slough has a representative who is a director of Charterhouse.

(10) Zesiger Capital Group LLC ("Zesiger") disclaims beneficial ownership of all of these shares. Such shares are held in discretionary accounts which Zesiger manages. The foregoing is based upon information set forth in an Amendment to Schedule 13G, dated November 8, 1995, filed with the Commission by Zesiger.

         The following table sets forth certain information as of the Record Date, as to shares of Common Stock beneficially owned by the Company's directors (all of whom are nominees for director), the Chief Executive Officer of the Company, the other executive officer of the Company and the directors and executive officers of the Company as a group.

                                                    Shares of Common
                                                   Stock Beneficially
     Name of                                          Owned on the             Percentage of Outstanding
Beneficial Owner                                     Record Date(1)                   Common Stock(2)
----------------                                    ------------------          -------------------------
Alfred Schechter                                       300,853(3)(4)                       4.2%

James A. Raabe                                          19,500(5)                           *

Russell R. Haines                                        8,000(6)                           *

Jerome L. Katz                                         126,356(3)                          1.8%

Burton J. Ahrens                                        45,504(7)                           *

Ajit G. Hutheesing                                     160,000(8)                          2.3%

All directors and officers as a
group (six persons)                                    660,213(9)                          9.0%

------------

*       Less than 1%

(1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) For purposes of calculating the percentage of Common Stock owned by each officer and/or director of the Company, shares beneficially owned and issuable upon the exercise of warrants and options owned by such individual exercisable within 60 days of the Record Date have been deemed to be outstanding with respect to such individual.

(3) See footnote 6 to the first table set forth above under the heading Security Ownership of Certain Beneficial Owners, Directors and Executive Officers with respect to voting and dispositive power concerning the shares of Common Stock.

(4) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants and 27,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation. Mr. Schechter is the president of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.

(5) Includes 18,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(6) Includes 5,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(7) Includes 36,504 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 2,000 shares of Common Stock and warrants to purchase 4,602 shares of Common Stock owned by Mr. Ahrens' sons. Mr. Ahrens disclaims beneficial ownership of the shares and warrants owned by his sons.

(8) All these shares of Common Stock are deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of warrants.

(9) Includes 50,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options and 280,035 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to warrants. Does not include 100,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation (see footnote 4 above), and 2,000 shares of Common Stock and warrants to purchase 4,602 shares of Common Stock owned by Mr. Ahrens' sons (see footnote 7 above).

                        CERTAIN RELATIONSHIPS AND RELATED
                                  TRANSACTIONS

        Alfred Schechter, who is the Chairman of the Board, Chief Executive Officer and President of the Company and Chairman of the Board, Chief Executive Officer and President of Cryenco, Inc., is also a director of Charterhouse. Jerome L. Katz, who is a director of the Company, is also a director and the President of Charterhouse.

        On August 30, 1991, the Company entered into a financial consulting services agreement with Charterhouse, pursuant to which Charterhouse agreed to provide a variety of financial consulting services to the Company. These services include advice and assistance in connection with the preparation of financial budgets, forecasts, cash flow projections and return on investment analysis relating to capital expenditures; services relating to the Company's banking relationships including advice and assistance in connection with the financing and refinancing of corporate indebtedness; analysis, from both a financial and operational standpoint, in connection with the Company's entering into additional business areas as well as the consolidation or elimination of existing business operations; and other miscellaneous services and advice primarily of a financial nature. The agreement had an initial term of five years and is automatically renewed on a year-to-year basis unless either party gives 60 days written notice prior to the end of the initial term or any renewal term. The agreement provides for an annual fee of $125,000 payable in monthly installments. As of

August 31, 1996, the Company was in arrears with respect to these payments in the aggregate amount of $324,000.

                              -----------------------

                       PROPOSAL 1 - ELECTION OF DIRECTORS

        Upon the recommendation of the Board, five directors, constituting the entire Board, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All of the nominees are at present directors of the Company. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.


                                                                                                           Director
Name of Nominee (Age)                          Principal Occupation                                         Since
---------------------                -------------------------------------------                           -------
Alfred Schechter (76)                Chairman of the Board,                                                  1992
                                     Chief  Executive  Officer and  President of
                                     the Company;  Chairman of the Board,  Chief
                                     Executive Officer and President of Cryenco,
                                     Inc.

Russell R. Haines (69)               Private Consultant                                                      1992

Jerome L. Katz (62)                  President of Charterhouse Group                                         1992
                                     International, Inc.

Burton J. Ahrens (59)                President of The Edgehill Corporation, Counsel                          1994
                                     to the law firm Rubin Baum Levin Constant &
                                     Friedman

Ajit G. Hutheesing (60)              Chairman and Chief Executive Officer,                                   1994
                                     International Capital Partners, Inc.


         ALFRED SCHECHTER has been Chairman of the Board and Chief Executive Officer of Cryenco, Inc. since September 1991, President of Cryenco, Inc. since September 1996 and Chairman of the Board, Chief Executive Officer and President of the Company since February 11, 1992. Mr. Schechter has been a Director of Charterhouse since 1985. Mr. Schechter served as Chairman of the Board and Chief Executive Officer of Charter-Crellin, Inc., a designer, manufacturer and marketer of proprietary injected molded plastic products, from 1985 to 1989 and as Chairman of the Board and Chief Executive Officer of Paco Pharmaceutical Services, Inc., a pharmaceutical contract packaging company, from 1975 to 1988. Mr. Schechter has held the positions of Chairman of Stanley Interiors Corporation, a manufacturer of home furnishings, Vice Chairman of Joseph Kirschner Company, Inc., a manufacturer of processed meat products, and Director of WDP, Inc., a brick refractory servicing the steel industry, Dreyers Grand Ice Cream, Inc., a manufacturer of ice cream products, Marathon Enterprises Inc., a manufacturer of processed meat products, and Garden America Corporation, a manufacturer and distributor of garden products.

         RUSSELL R. HAINES has been a Director of the Company since March 1992. Mr. Haines has been a private consultant in the field of packaging and engineering design since December 1995. Mr. Haines was Chairman of the Board and Chief Executive Officer of Paco

Pharmaceutical Services, Inc., a pharmaceutical contract packaging company, from 1988 to April 1995 and was President and Chief Operating Officer of Paco from 1975 to 1988.

         JEROME L. KATZ had been a Director and Chairman of the Board of Directors of Gulf & Mississippi Corporation, the predecessor of the Company, since its incorporation and has been a Director of the Company since February 11, 1992. Mr. Katz has been President of Charterhouse since October 1984 and was Executive Vice President of Charterhouse from 1973 through October 1984. Mr. Katz is also a Director of Dreyers Grand Ice Cream, Inc., a manufacturer of ice cream products.

         BURTON J. AHRENS has been a Director of the Company since June 1994. Mr. Ahrens has been President of The Edgehill Corporation, a provider of venture capital and financial consulting services, since its formation in 1992. Additionally, Mr. Ahrens is currently counsel to the law firm Rubin Baum Levin Constant & Friedman, a position he has held since 1993. Mr. Ahrens was counsel to the law firm Hertzog, Calamari & Gleason from 1992 to 1993. Mr. Ahrens was a member of the law firm Spengler Carlson Gubar Brodsky & Frischling from 1989 to 1992.

         AJIT G. HUTHEESING has been a director of the Company since December 1994. Mr. Hutheesing has been Chairman and Chief Executive Officer of International Capital Partners, Inc. ("ICP"), which specializes in providing expansion and acquisition capital and advisory services to smaller growth companies, since its inception in 1988. Mr. Hutheesing is also the Chairman and Chief Executive Officer of ICP Investments, an affiliate of ICP. Mr. Hutheesing is a Director of Counsel Corporation, a health care and real estate management corporation. Mr. Hutheesing is also a Director of Shared Technology Inc., a telecommunications corporation.

         THESE INDIVIDUALS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY SIGNED PROXY CARDS RETURNED WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED ON THE PROXY CARD.

                                 ---------------

REQUIRED VOTE

         The affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote on this matter at the Annual Meeting is required to elect directors.

                                 ---------------

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

         The Audit Committee of the Board is currently composed of two members, Messrs. Haines and Ahrens. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interests. The Audit Committee held one meeting during the fiscal year ended August 31, 1996.

         The Compensation Committee is currently composed of Messrs. Katz, Haines and Hutheesing. This Committee is charged with making recommendations regarding the compensation of senior management personnel and granting of options pursuant to the Company's stock option plans. All action taken by the Compensation Committee during the fiscal year ended August 31, 1996 was by unanimous written consent of the members of the Committee.

         The Company does not now, and did not during the past fiscal year, have a standing nominating committee.

         During the fiscal year ended August 31, 1996, the Board of Directors of the Company held four meetings. All other action taken by the Board was by the unanimous written consent of the members after review of proposals circulated to each member. All directors attended in excess of 75% of the meetings of the Board of Directors and the Committees of the Board on which he served during the past fiscal year, except that Mr. William P. Phelan attended only two of the Board of Directors meetings during fiscal 1996. Mr. Phelan resigned from the Board of Directors of the Company effective October 25, 1996. Mr. Don M. Harwell resigned from the Boards of Directors and as an officer of the Company and Cryenco, Inc. effective February 29, 1996. Mr. Dale A. Brubaker resigned from the Board of Directors of the Company effective July 11, 1996.

         The Company paid a director's fee of $2,500 per meeting to each of Messrs. Haines, Phelan (prior to his resignation) and Hutheesing during the past fiscal year. Additionally, the Company paid $2,500 to each of Messrs. Haines and Phelan for their services on the Audit Committee during the past fiscal year and the Company paid $2,500 to Mr. Haines for his services on the Compensation Committee during the past fiscal year. Messrs. Schechter, Harwell, Brubaker, Katz and Ahrens did not receive compensation for their services as directors or committee members of the Company or its wholly-owned subsidiary, Cryenco, Inc. during the past fiscal year. Beginning in fiscal 1997, Mr. Ahrens will receive $2,500 per annum for his services on the Audit Committee.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth certain information concerning the annual and long-term compensation paid or accrued to the Chief Executive Officer of the Company and the next two most highly compensated executive officers for services rendered to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                             Annual               Long-Term
                                                                          Compensation          Compensation
                                                                          ------------          ------------
                                                                                                 Securities              All Other
                                                                                                 Underlying            Compensation
Name and Principal Position                               Year             Salary ($)            Options (#)              ($) (1)
---------------------------                               ----             ----------            -----------             --------
Alfred Schechter,                                         1996              150,000               15,000(4)                1,000
   Chairman of the Board, Chief                           1995              135,000               12,000(5)                1,000
   Executive Officer and President of the                 1994              120,000                  --                    1,000
   Company; Chairman of the Board and
   Chief Executive Officer of Cryenco,
   Inc.

Dale A. Brubaker (2),                                     1996              165,000             15,000(4)(6)               1,000
   President and Chief Operating Officer                  1995              150,000             12,000(5)(6)               1,000
   of Cryenco, Inc.                                       1994              135,139              6,000(7)(6)               1,000

James A. Raabe (3),                                       1996              110,000               10,000(4)                1,000
   Vice President, Chief Financial Officer,               1995              100,000                5,000(5)                1,000
   Treasurer and Secretary of the                         1994               38,082                3,000(8)                 --
   Company; Vice President, Chief
   Financial Officer, Treasurer and
   Secretary of Cryenco, Inc.

---------------------
(1) Relates to amounts contributed by the Company on behalf of the executive officers to the Company's defined contribution plan. See "Profit Sharing Plan."

(2) Dale A. Brubaker served as President and Chief Operating Officer of Cryenco, Inc. from May 1993 until August 31, 1996. Mr. Brubaker served as a Vice President in various capacities of Cryenco, Inc. from October 1991 until May 1993. Mr. Brubaker was also a Director of the Company from July 1993 until July 1996.

(3) James A. Raabe became Vice President and Chief Financial Officer of Cryenco, Inc. and Chief Financial Officer of the Company in July 1994. He became Vice President of the Company and Treasurer of Cryenco, Inc. in January 1995 and Secretary and Treasurer of the Company and Secretary of Cryenco, Inc. in July 1995. Mr. Raabe was employed by Cryenco, Inc. in March 1994 as Financial Manager. Mr. Raabe was previously employed by Stanley Aviation Corporation, a manufacturer of aerospace products, from 1977 to 1993, where he was Vice President - Finance, Corporate Secretary and a Director of the company. Mr. Raabe is a Certified Public Accountant.

(4) Such option was granted November 16, 1995 pursuant to the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan and became exercisable November 1, 1996.

(5) Such option was granted on November 8, 1994 pursuant to the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan and became exercisable November 1, 1995.

(6)      All of these options have terminated.

(7) Such option was granted on November 15, 1993 pursuant to the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan and became exercisable November 1, 1994.

(8) Such option was granted on June 1, 1994 pursuant to the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan and became exercisable June 1, 1995.

         The following table sets forth certain information with respect to options to purchase the Company's Common Stock granted in fiscal year 1996 under the Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan for the executive officers named in the Summary Compensation Table above.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                        ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANTS                                          OPTION TERM
                         -----------------------------------------------------------------------      ---------------------------
                           NUMBER OF
                          SECURITIES        PERCENT OF TOTAL
                          UNDERLYING         OPTIONS GRANTED
                            OPTIONS          TO EMPLOYEES IN     EXERCISE PRICE       EXPIRATION
      NAME               GRANTED(#)(1)       FISCAL YEAR(%)         ($/SHARE)            DATE            5%($)             10%($)
      ----               -------------      ----------------       -----------          ------           -----             ------

Alfred Schechter                15,000            15.5                4.50             03/31/02         92,718            125,559

Dale A. Brubaker                15,000(2)         15.5                4.50             03/31/02         92,718            125,559

James A. Raabe                  10,000            10.4                4.50             03/31/02         61,812             92,077

----------------
(1)      Options became exercisable November 1, 1996.
(2)      All of these options have terminated.

         The following table details the value on August 31, 1996 of options to purchase Common Stock held by the executive officers named in the Summary Compensation Table above.

                        FISCAL YEAR END OPTION VALUES (1)

                                         NUMBER OF SECURITIES UNDERLYING
                                             UNEXERCISED OPTIONS AT                       VALUE OF UNEXERCISED IN-THE-MONEY
                                                 AUGUST 31, 1996                            OPTIONS AT AUGUST 31, 1996(2)
                                    ----------------------------------------          ----------------------------------------
             NAME                   EXERCISABLE (#)         UNEXERCISABLE(#)          EXERCISABLE($)            UNEXERCISABLE($)
            ------                  ---------------         ----------------          --------------            ----------------

Alfred Schechter                         12,000                 15,000                      --                         --

Dale A. Brubaker                         30,000(3)              15,000(3)                   --                         --

James A. Raabe                           8,000                  10,000                     750                         --

----------------
(1) There were no options exercised by the Company's executive officers during the fiscal year ended August 31, 1996.

(2) Based on the closing price of the Company's Common Stock on the NASDAQ National Market System on August 31, 1996, which was $3.25.

(3)      All of these options have terminated.

         Employment Agreements. Mr. Schechter has entered into an employment agreement with the Company with an original term expiring August 31, 1996, and which provides for annual renewals thereafter unless sooner terminated by either party. Under the agreement, Mr. Schechter may not compete with the Company during the term of the agreement and for two years after its termination under certain circumstances. Mr. Schechter's employment agreement also requires him to devote such time to the Company and its affiliates as the Board shall request and as is reasonably necessary to enable him to fulfill his duties. The agreement provides for a minimum annual base salary of $120,000. As of September 1, 1996, Mr. Schechter's annual salary was $150,000, the same as it was for the previous fiscal year. Mr. Schechter is also entitled to bonus compensation at the discretion of the Board, as well as participation in all pension, profit-sharing, retirement, health, insurance and other benefit programs available to other executive management employees of the Company. In the event Mr. Schechter's employment is terminated without "cause" (as defined in his employment agreement) by the Company or by Mr. Schechter for "good reason" (as defined in his employment agreement), then he will be entitled to receive his continuing base salary through the end of the initial term or any renewal term, as applicable.

         Mr. Brubaker was employed by the Company pursuant to an amended and restated employment agreement which expired without being renewed on August 31, 1996. Under the agreement, Mr. Brubaker may not compete with the Company during the term of the agreement and for two years after its termination under certain circumstances. The agreement required Mr. Brubaker to devote all of his business time to the business and affairs of the Company and its affiliates and provided for a minimum annual salary of $150,000. Mr. Brubaker's annual salary during fiscal 1996 was $165,000. Mr. Brubaker was entitled to participate in all pension, profit-sharing, retirement, health, insurance and other welfare and employee benefit plans for which he was eligible and which were made available to other executive management employees of the Company. Mr. Brubaker's prior employment agreement required him to devote his full business time to the Company and its affiliates and provided for a minimum annual salary of $135,000. As of September 1, 1994, Mr. Brubaker's annual salary was increased to $150,000. Additionally, Mr. Brubaker was entitled to participate in all pension, profit sharing, retirement, health insurance and other employee benefit programs available to other executive management employees of the Company.

         Profit Sharing Plan. The Company maintains a defined contribution plan (the "Profit Plan") which satisfies the tax qualification requirements of
Section 401(a) and 401(k) of the Internal Revenue Code, as amended (the "Code"). All employees of the Company who have attained the age of 21 and have completed one year of service are eligible to participate in the Profit Plan, which permits participants, at their discretion, to contribute up to 10%, up to a maximum of $9,500, of their compensation for the taxable year beginning January 1, 1996 (or such larger amount as may be permitted by the Internal Revenue Service in any subsequent year). The Company may make additional contributions to the Profit Plan on behalf of its eligible employees equal to 25% of each employee's contributions up to a maximum of $1,000 per year per employee. Additional contributions to protect the tax-qualified status of the Profit Plan may also be made by the Company. In addition, employees may make voluntary after-tax contributions to the Profit Plan, up to 10% of their aggregate annual compensation while an employee of the Company.

         For fiscal year 1996, the Company contributed $1,000 to the Profit Plan on behalf of each of Mr. Schechter, Mr. Brubaker and Mr. Raabe (and a total of $3,000 on behalf of all executive officers as a group) and $65,097 on behalf of all other employees as a group. For fiscal year 1995, the Company contributed $1,000 to the Profit Plan on behalf of each of Mr. Schechter, Mr. Brubaker and Mr. Raabe (and a total of $3,694 on behalf of all executive officers as a group) and $52,174 on behalf of all other employees as a group. For fiscal year 1994, the Company contributed $1,000 to the Profit Plan on behalf of each of Mr. Schechter and Mr. Brubaker (and a total of $3,325 on behalf of all executives officers as a group) and $37,259 on behalf of all other employees as a group.

         Stock Option Plans. The Board adopted the 1986 Non-Qualified Stock Option Plan (the "1986 Stock Option Plan") in November 1986. Key employees of the Company and its wholly-owned subsidiaries, as well as directors of the Company, are eligible to participate in the 1986 Stock Option Plan, pursuant to which options may be granted to purchase shares of the Company's Common Stock. An aggregate of 50,000 shares of the Company's Common Stock have been authorized for issuance under the 1986 Stock Option Plan. All the options under the 1986 Stock Option Plan expired on November 8, 1996 without being exercised.

         The Board adopted the 1992 Employee Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") effective April 1, 1992. Officers, directors and employees of the Company are eligible to participate in the 1992 Plan. An aggregate of 187,500 shares of the Company's Common Stock have been authorized for issuance under the 1992 Plan. The 1992 Plan was approved by the Company's stockholders on January 7, 1993.

         At December 11, 1996, options to purchase 161,500 shares of Common Stock exercisable at prices ranging from $2.00 to $6.38 per share were outstanding under the 1992 Plan, all of which are held by certain employees and officers of the Company.

         The Board adopted the 1993 Non-Employee Director Stock Option Program (the "1993 Program") effective September 1, 1993. Non-Employee Directors of the Company are eligible to participate in the 1993 Program. An aggregate of 40,000 shares of the Company's Common Stock have been authorized for issuance under the 1993 Program. The 1993 Program was approved by the Company's stockholders on January 18, 1994.

         At December 11, 1996, options to purchase 12,500 shares of Common Stock exercisable at prices ranging from $2.25 to $6.13 per share were outstanding under the 1993 Program, all of which are held by Messrs. Haines and Phelan. 6,000 of such options are held by Mr. Phelan, all of which will terminate on January 25, 1997. No other Non-Employee Director of the Company participates in the 1993 Program.

         The Board adopted the 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan") effective November 16, 1995. Officers, directors, employees, consultants and advisors of the Company are eligible to participate in the 1995 Plan. An aggregate of 300,000 shares of the Company's Common Stock have been authorized for issuance under the 1995 Plan. The 1995 Plan was approved by the Company's stockholders on January 25, 1996.

         At December 11, 1996, options to purchase 150,000 shares of Common Stock at an exercise price of $2.00 per share were outstanding under the 1995 Plan, all of which are held by certain employees and officers of the Company. 50,000 of such options are exercisable on or after November 1, 1997, 50,000 of such options will become exercisable on or after November 1, 1997 provided that the Company attains pre-tax profit of at least $1,372,000 during fiscal 1997 and 50,000 of such options will become exercisable on or after November 1, 1997 provided that the Company attains pre-tax profit of at least $1,772,000 during fiscal 1997.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and granting stock options pursuant to the Company's stock option plans.

         The base salary of Mr. Alfred Schechter, the Company's Chairman, President and Chief Executive Officer, is paid subject to the terms of his employment agreement which was entered into as of September 1, 1991 (see "Employment Agreements" above). The amount of such base salary was subjectively determined, and was not based on specific factors and criteria, but was intended to compensate Mr. Schechter fairly for his ongoing leadership skills and management responsibilities. Although his contract provides for a discretionary bonus, no such bonus was awarded by the Board for fiscal 1996. The Compensation Committee determined to maintain Mr. Schechter's annual salary at a rate of $150,000 for fiscal 1997.

         The compensation of the other executive officers consists of a combination of cash salary and stock options. Individual compensation is subjectively determined on the basis of various considerations, including assessment of Company performance, individual performance, position, tenure and recommendations received from the Company's Chief Executive Officer. For fiscal year 1996, the Compensation Committee considered the Company's overall improvement in its business and corporate performance in determining executive compensation. No cash bonuses were paid to executive officers in fiscal year 1996.

         For the fiscal year ending August 31, 1997, the Compensation Committee instituted an incentive bonus plan for certain of the Company's executive officers and employees, including the Chief Executive Officer, which provides for the payment of a cash bonus for each of the eligible officers and employees equal to (i) 15% of his annual salary if pre-tax profit of the Company equals or exceeds $1,372,000 and (ii) 25% of his annual salary if pre-tax profit of the Company equals or exceeds $1,772,000. The Compensation Committee instituted this incentive plan in order to provide additional compensation to the eligible officers and employees in the event the Company achieves the pre-tax profit levels set forth above.

         The Company's stock option plans are designed to align the interest of the executives and other employees, as well as consultants and advisors of the Company, with those of the Company's stockholders. Options are granted with exercise prices equal to the market price on the grant date and, are generally not exercisable until one year after the grant date and terminate a short time after an executive or employee leaves the Company. During the 1996 fiscal year, the Company granted options to purchase 15,000, 15,000 and 10,000 shares of the Company's Common Stock to Alfred Schechter, Dale A. Brubaker and James A. Raabe, respectively. Such options have an exercise price of $4.50 and became exercisable on November 1, 1996, except that the options issued to Mr. Brubaker have all terminated. The number of shares in respect of which options are granted is subjective and is based on recommendations received from the Company's Chief Executive Officer.

                                                 Compensation Committee of
                                                   the Board of Directors

                                                 Jerome L. Katz
                                                 Russell R. Haines
                                                 Ajit G. Hutheesing

         The foregoing report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Alfred Schechter and Mr. Jerome L. Katz, who is a director of the Company and a member of the Compensation Committee, are also directors of Charterhouse. For a further discussion with respect to the Company's relationship with Charterhouse see "Certain Relationships and Related Transactions" set forth above.

                       PERFORMANCE MEASUREMENT COMPARISON

         The following graph sets forth as of August 31, 1996, the cumulative total stockholder return on the Company's Common Stock compared with the cumulative total return of the NASDAQ Stock Market (US Companies) Index and a peer group common stock index comprised of those public companies whose business activities fall within the same Standard Industrial Classification Code as the Company. The total return assumes a $100 investment on February 12, 1992 (the day after the merger between Cryenco Holdings, Inc., which had simultaneously acquired Cryenco, Inc., and Gulf and Mississippi Corporation), adjusted for the Company's one-for-two reverse stock split effective August 13, 1992, and reinvestment of dividends, if any, in the Company's Common Stock and in each index. Prior to February 12, 1992, the Company's Common Stock had been traded on the NASDAQ System and such data is not comparable to periods after February 12, 1992. Additionally, during the period from February 12, 1992 through August 13, 1992, only a limited public market existed for the Company's Common Stock and the trading volume in such stock was sporadic.

                  COMPARISON OF CUMULATIVE TOTAL RETURN OF THE
                      COMPANY'S COMMON STOCK, NASDAQ STOCK
                         MARKET (US COMPANIES) INDEX AND
                          PEER GROUP COMMON STOCK INDEX

              [The Performance Graph is being filed in tabular form
                   pursuant to Item 304(d) of Regulation S-T.]

                         8/31/91  2/12/92   8/31/92   8/31/93   8/31/94   8/31/95   8/31/96
                         -------  -------   -------   -------   -------   -------   -------
Cryenco Sciences, Inc.   $ 23.44  $100.00   $156.25   $193.75   $106.25   $106.25   $ 81.25

Market Index -           $ 80.71  $100.00   $ 87.53   $115.47   $120.19   $161.86   $182.51
Nasdaq Stock Market
(US Companies)

Peer Index-              $ 93.50  $100.00   $ 90.99   $112.73   $122.82   $143.94   $170.20
NASDAQ Stocks
(SIC 3400-3499
US + Foreign)

         The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                -----------------

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         It is proposed that the stockholders ratify the appointment by the Board of Ernst & Young LLP as independent auditors for the Company for the 1997 fiscal year. The Company expects representatives of Ernst & Young LLP either to be available by telephone or to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

         Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of stockholders voting at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board.

                                -----------------

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                -----------------

                                VOTING PROCEDURES

         Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and a box is provided on the proxy card for stockholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more directors or Proposal 2 will not be counted in determining the votes cast and will have no effect on the vote.

         Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the Delaware General Corporation Law, a broker non-vote will have no effect on the outcome of the election of directors or upon Proposal 2.

                                -----------------

                                     GENERAL

         As of the date of this Proxy Statement, the Board does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholder proposals in respect of matters to be acted upon at the Company's next Annual Meeting of Stockholders should be received by the Company on or before August 18, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

OTHER MATTERS

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 11, 1996, AND EACH BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3811 JOLIET STREET, DENVER, COLORADO 80239, ATTENTION: JAMES
A. RAABE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

         It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

                       MANNER AND EXPENSES OF SOLICITATION

         The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company may retain the services of a professional proxy solicitation firm if it deems it to be necessary. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be required by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

                                                        By Order of the Board of
                                                         Directors,

                                                        James A. Raabe
                                                        Secretary

Denver, Colorado
December 18, 1996

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                                    APPENDIX

                             CRYENCO SCIENCES, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 23, 1997

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CRYENCO SCIENCES, INC. (the "Company") does hereby constitute and appoint ALFRED SCHECHTER and JAMES A. RAABE or either of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, January 23, 1997 at 11:00 a.m. local time at the Princeton Club, 15 West 43rd Street, New York, New York 10036, and at any adjournment or adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement.

(1) Election of a board of five directors
    [ ]   FOR all nominees listed (except as    [ ]  WITHHOLD AUTHORITY
          marked to the contrary)                    to vote for nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW):

         A. Schechter, J.L. Katz, R.R. Haines, B.J. Ahrens, A.G. Hutheesing

                                                       (Continued on other side)



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

(2)   Ratification of the appointment of Ernst & Young LLP as independent
      auditors for the year ending August 31, 1997.                          FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEM 2.

                                          Dated:                      , 199
                                                 ---------------------      --

                                          ------------------------------------

                                          ------------------------------------
                                          IMPORTANT: Please sign exactly as your
                                          name or names appear hereon, and when
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          give your full title as such. If
                                          signatory is a corporation, sign the
                                          full corporate name by duly authorized
                                          officer. If shares are held jointly,
                                          each stockholder named should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

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